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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2004

Intrado Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (720) 494-5800

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On February 3, 2004, we entered into a Share Purchase Agreement to acquire bmd wireless AG, a Swiss corporation headquartered in Zug, Switzerland. bmd wireless provides core network messaging solutions, enabling cross network mobile and application messaging traffic for a wide range of mobile operators and service providers.

        Under the terms of the agreement, we will acquire all of the outstanding common stock of bmd wireless in exchange for:

  •
  approximately $4.2 million of cash;

  •
  approximately 735,000 shares of common stock; and

  •
  an obligation to issue up to 210,000 additional shares of common stock (the "Earnout Shares") during the first quarter of 2005, subject to bmd's attainment of specified revenue targets for the year ending December 31, 2004.

Under the earnout provision, we will issue 0.02 Earnout Shares for each US$1.00 of qualifying 2004 revenue, as defined in the Share Purchase Agreement, up to a maximum of 210,000 Earnout Shares. Based on the closing price of our common stock on February 2, 2004, the value of the initial 735,000 shares totaled approximately $17.5 million and the value of the maximum 210,000 Earnout Shares totaled approximately $5.0 million. As of February 2, 2004, we had 16,210,787 shares of common stock outstanding.

        bmd wireless will focus primarily on designing, building and delivering messaging platforms, tools and solutions for wireless service providers. bmd's product offerings include the following:

  •
  Wireless Application Messaging Server, which enables global SMS access to applications and services;

  •
  Personal Call Collector, which captures attempted or missed calls when a mobile user is out of coverage, not reachable or when no voice mail is left; and

  •
  SMS Spam Filtering, which offers functionality to block unsolicited SMS messages from on-net or off-net sources.

We expect that the closing for the acquisition will occur by the end of February. After the closing, bmd wireless will become a wholly owned subsidiary of Intrado and will retain its current leadership team.

Item 7. Financial Statements and Exhibits.

        Exhibits:

Exhibit Number	Description
20.1	Press Release issued by Intrado Inc. on February 3, 2004 announcing financial results for the quarter and year ended December 31, 2003.

Item 12. Disclosure of Results of Operations and Financial Condition.

        On February 3, 2004, we issued a press release announcing our financial results for the year and quarter ended December 31, 2003. The full text of the press release is attached as Exhibit 20.1 to this report. The information contained in the website cited in the press release is not a part of this report.

        The information contained in Item 12 of this report and Exhibit 20.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc. (Registrant)
Date: February 3, 2004	By:	/s/ MICHAEL D. DINGMAN, JR. Michael D. Dingman, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
20.1	Press Release issued by Intrado Inc. on February 3, 2004 announcing financial results for the quarter and year ended December 31, 2003.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
  Item 12. Disclosure of Results of Operations and Financial Condition.
SIGNATURE
EXHIBIT INDEX